As of December 31, 2008, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity
MIDLAND NATIONAL LIFE INSURANCE COMPANY
PROFUND VP ULTRASHORT NASDAQ-100        	56.94%

ING USA ANNUITY AND LIFE INSURANCE CO
PROFUND VP EUROPE 30                    	31.37%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP SMALL-CAP                    	38.84%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP SMALL-CAP                    	28.39%

JEFFERSON PILOT FINANCIAL INSURANCE COM
PROFUND VP TECHNOLOGY                   	30.94%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP MID-CAP                      	25.93%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
PROFUND VP ULTRASHORT DOW 30            	42.98%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP INTERNATIONAL                	30.99%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP SHORT INTERNATIONAL          	30.83%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP SHORT EMERGING MARKETS       	38.01%



As of December 31, 2008, the following persons or entities no longer own more than 25% of a funds voting security.

Person/Entity
ING USA ANNUITY AND LIFE INSURANCE CO
PROFUND VP SMALL-CAP                            0.00%

PROFUND ADVISORS LLC
PROFUND VP MID-CAP                              5.48%

PROFUND ADVISORS LLC
PROFUND VP FALLING U.S. DOLLAR                  0.00%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP FALLING U.S. DOLLAR                 19.16%

PROFUND ADVISORS LLC
PROFUND VP INTERNATIONAL                        9.98%

WESTERN RESERVE LIFE ASSURANCE CO
PROFUND VP INTERNATIONAL                       11.72%

PROFUND ADVISORS LLC
PROFUND VP SHORT INTERNATIONAL                  3.55%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
PROFUND VP EMERGING MARKETS                    15.64%

WESTERN RESERVE LIFE ASSURANCE CO.
PROFUND VP EMERGING MARKETS                    24.34%

PROFUND ADVISORS LLC
PROFUND VP SHORT EMERGING MARKETS               4.14%

AMERITAS LIFE INSURANCE CORP
PROFUND VP DOW 30                              20.82%